AMENDMENT NO. 6
                    TO LOAN AND SECURITY AGREEMENT
                    AND OTHER TRANSACTION DOCUMENTS

   The Loan and Security Agreement dated June 11, 1997, between OTR EXPRESS, INC., as Debtor, and HSBC BUSINESS LOANS, INC. (now known as HSBC Business Credit (USA) Inc.), as Secured Party (the Loan and Security Agreement, as amended from time to time, is hereinafter referred to as the "Loan Agreement"), and the Transaction Documents (as defined in the Loan Agreement), are hereby amended as follows:

                                RECITALS

   A. Debtor has requested that Secured Party amend the Loan Agreement and the other Transaction Documents by: (i) amending the Tangible Net Worth covenant, (ii) amending the Leverage Ratio covenant, and (iii) amending the Debt Service Coverage Ratio covenant; and

   B. Secured Party is willing to agree to the requested amendments, but only if Debtor executes and delivers this Amendment to Secured Party.

   NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants of the parties, the parties agree as follows:

   1. Debtor acknowledges and agrees that the security interests and liens granted by Debtor to Secured Party under the Loan Agreement and the other Transaction Documents remain first and valid security interests in and liens on the Collateral. Debtor represents and warrants that as of the date of this Amendment, there are no claims, setoffs or defenses to Secured Party's exercise of any rights or remedies available to Secured Party under the Transaction Documents.

   2. The Loan Agreement and the other Transaction Documents are hereby amended in the following respects:

Item 30(a) of the Schedule to the Loan Agreement is hereby deleted and the following is inserted in place thereof:

     "(a) Minimum Tangible Net Worth: Debtor shall maintain a minimum Tangible Net Worth in the amounts set forth below for the time periods set forth below:

                       Amount             Time Period

                   $5,800,000.00            09/30/00
                   $5,000,000.00            12/31/00
                   $4,600,000.00            03/31/01
                   $4,800,000.00            06/30/01
                   $5,600,000.00            09/30/01
                   $6,550,000.00            12/31/01 and thereafter

        "Tangible Net Worth" means the sum of stockholders' equity plus the principal balance of any debt that is subordinated to the Indebtedness in a manner satisfactory to Secured Party, minus the book value of Intangible Assets (as defined below), plus the amount by which Debtor's Tangible Net Worth has been reduced as a result of sales by Debtor of used tractors or trailers at a loss on or after July 31, 2000 (so long as the terms of such sales were approved in advance by Secured Party in writing); provided, however, that the aggregate amount of such losses added to stockholders' equity in arriving at Debtor's Tangible Net Worth shall in no event exceed $2,500,000.00, all determined in accordance with generally accepted accounting principles consistently applied.

        "Intangible Assets" means (1) all loans or advances to, and other Receivables owing from, any employee or Affiliate, other than advances of expenses to drivers in the ordinary course of business not to exceed $400,000.00 in the aggregate outstanding at any one time, (2) all investments, whether in a subsidiary or otherwise,
        (3) goodwill, (4) any other assets deemed intangible under generally accepted accounting principles, and (5) any other assets determined to be intangible by Secured Party in its reasonable credit judgment.

        The foregoing Tangible Net Worth covenant shall be tested for compliance with this covenant at the end of each calendar quarter."

        (b) Item 30(b) of the Schedule to the Loan Agreement is hereby deleted and the following is inserted in place thereof:

       "(b)    Leverage Ratio: Debtor shall maintain a Leverage Ratio (as defined below) of not greater than the following ratios for the applicable time periods, determined in accordance with generally accepted accounting principles consistently applied:

                    Ratio                 Time Period

                  8.29 to 1                09/30/00
                  9.1 to 1                 12/31/00
                  9.5 to 1                 03/31/01
                  8.5 to 1                 06/30/01
                  6.75 to 1                09/30/01
                  5.25 to 1                12/31/01and thereafter

     "Leverage Ratio" means the ratio of Debtor's total liabilities (excluding indebtedness of Debtor for borrowed money that is subordinated in writing to the Indebtedness in form acceptable to Secured Party) to Tangible Net Worth (as defined above).

     The foregoing Leverage Ratio shall be tested for compliance with this covenant at the end of each calendar quarter."

     c. Item 30(c) of the Schedule to the Loan Agreement is hereby deleted and the following is inserted in place thereof:

   "(c)    Debt Service Coverage Ratio: Debtor shall maintain a Debt
    Service Coverage Ratio (as defined below) of not less than the following ratios for the applicable time periods, determined in accordance with generally accepted accounting principles consistently applied:

                 Ratio                    Time Period

               .65 to 1                   1/1/00 through 12/31/00
               .9 to 1                    1/1/01 and thereafter

     "Debt Service Coverage Ratio means the ratio of (a) net income, plus depreciation, plus deferred income taxes, plus increases in operating liabilities, plus interest expense, plus proceeds from equipment disposal, plus proceeds of other financings, less pay-downs from equipment trades, less unfinanced capital expenditures, less increases in operating assets, to (b) principal and interest payments on indebtedness for borrowed money and capitalized leases.

     The foregoing Debt Service Coverage Ratio will be tested for compliance with this covenant annually at the end of each calendar year."

   3. Contemporaneously with the execution of this Amendment by Debtor, Debtor shall pay to Secured Party a loan modification fee of $2,500.00.

   4. Debtor represents and warrants to Secured Party that as of the date of this Amendment:

        a. Except as disclosed in writing to Secured Party on the date hereof, Debtor is not in default under the terms and provisions of the Loan Agreement or any other Transaction Document. No Event of Default, nor any condition, event, act or omission which with notice or lapse of time, or both, would become an Event of Default, exists under the terms and provisions of the Loan Agreement or the other Transaction Documents.

        b. Debtor is duly organized, validly existing and in good standing under the laws of the State of Kansas.

       c. The execution, delivery and performance by Debtor of this Amendment have been duly authorized by all necessary corporate action and have received the requisite corporate approvals.

       d. This Amendment constitutes the valid and legally binding obligation of Debtor and is enforceable against Debtor in accordance with its terms.


       e. The execution and delivery of this Amendment shall not constitute a violation of, or default under, or conflict with any term or provision of any contract, lease or other agreement to which Debtor is a party or by which Debtor is bound. Except as disclosed in writing to Secured Party on the date hereof, Debtor is not in default under any material contract or agreement to which it is a party or by which it is bound, or to which any of this property is subject, nor has any event occurred which after the giving of notice or the passage of time, or both, would constitute a default under any such contract or agreement other than those which have been waived by the non-defaulting party or satisfied by Debtor.

   5. Except as specifically amended or modified herein, all of the terms, conditions and covenants contained in the Loan Agreement and the other Transaction Documents shall remain in full force and effect and are hereby fully ratified and confirmed. If and to the extent that any of the terms and provisions of the Loan Agreement and the other Transaction Documents, as originally executed and previously amended, are in conflict with or inconsistent with any of the terms and provisions of this Amendment, this Amendment shall govern. All Transaction Documents shall be deemed amended to be consistent with the terms of this Amendment. Debtor agrees that it has no defenses, setoffs or counterclaims to Secured Party's enforcement of its rights and remedies under the Loan Agreement and the other Transaction Documents.

   6. Capitalized terms used in this Amendment shall have the same meanings as specified in the Loan Agreement, except as otherwise expressly provided herein.

   7. The terms and conditions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

   8. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT DEBTOR AND SECURED PARTY FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS REACHED COVERING SUCH MATTERS ARE CONTAINED IN THE TRANSACTION DOCUMENTS, WHICH ARE THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THE PARTIES, EXCEPT AS THEY MAY LATER AGREE IN WRITING TO MODIFY IT.

     IN WITNESS WHEREOF, this Amendment No. 6 to Loan and Security Agreement and Other Transaction Documents (the "Amendment") has been executed by the parties as of the 16th day of November, 2000.

                                         DEBTOR:

                                         OTR EXPRESS, INC.

                                         By:/s/ William P. Ward
                                                William P. Ward
                                                President and Chief Executive
                                                Officer


                                         By:/s/ Steven W. Ruben
                                                Steven W. Ruben
                                                Vice President and Chief
                                                Financial Officer


                                         SECURED PARTY:

                                         HSBC BUSINESS CREDIT (USA) INC.
                                         (formerly known as HSBC Business
                                         Loans, Inc.)

                                         By:/s/ William C. Dippel
                                                William C. Dippel
                                                Senior Vice President